UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 29, 2009
Date of Report (date of earliest event reported)

 EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

 Commission file number 000-24939

Delaware	95-4703316
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices including zip code)

(626) 768-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 Unregistered Sales of Equity Securities.

On June 29, 2009 and June 30, 2009, East West Bancorp, Inc. (the “Company”) entered into agreements with certain shareholders (collectively, the “Shareholders”). Under the terms of such agreements, the Company and the Shareholders agreed to an exchange of 8,127,990 shares of the Company’s common stock for 90,311 shares of the Company’s 8.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series A (the “Series A Preferred Stock”) held by the Shareholders. The shares are expected to settle on or before July 10, 2009.

The shares of the Company’s common stock that are being issued to the Shareholders are being issued pursuant to the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by an issuer with its existing security holders, exclusively, where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Subsequent to the settlement of the exchanges, the Company’s tangible common equity will increase by $90.3 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2009

EAST WEST BANCORP, INC.
By:	/s/ Thomas J. Tolda
Thomas J. Tolda Executive Vice President, Chief Financial Officer